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                                SUPPLY AGREEMENT




                                 BY AND BETWEEN




                          GENERAL FELT INDUSTRIES, INC.
                  (as assigned to Foamex Carpet Cushion, Inc.)



                                       AND




                                   FOAMEX L.P.



                          Dated as of February 27, 1998



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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.  PRICE, DELIVERY AND TERMS OF SALE ...............................  1

        Section 1.1.  Purchase of Products ..................................  1
        Section 1.2.  Purchase Price; Terms of Sale .........................  1
        Section 1.3.  Payment of Price; Remedies ............................  3
        Section 1.4.  Title; Risk of Loss ...................................  4
        Section 1.5.  Title and Quality of Goods ............................  4
        Section 1.6.  Purchaser's Use of Products ...........................  5
        Section 1.7.  Certain Third Party Claims ............................  5
        Section 1.8.  Force Majeure .........................................  5
        Section 1.9.  Certain Services ......................................  6

ARTICLE II.  TERM ...........................................................  6

        Section 2.1.  Term ..................................................  6
        Section 2.2.  Events of Default .....................................  6
        Section 2.3.  Notice of Event of Default; Lenders' Right to Cure ....  7
        Section 2.4.  Termination ...........................................  7
        Section 2.5.  Effect of Termination .................................  8

ARTICLE III.  REPRESENTATIONS AND WARRANTIES ................................  8

        Section 3.1.  Mutual Representations and Warranties .................  8

ARTICLE IV.  MISCELLANEOUS PROVISIONS .......................................  8

        Section 4.1.  Notices ...............................................  8
        Section 4.2.  Amendments ............................................  9
        Section 4.3.  Parties in Interest; Third-Party Beneficiaries ........ 10
        Section 4.4.  Expenses .............................................. 10
        Section 4.5.  Entire Agreement ...................................... 11
        Section 4.6.  Descriptive Headings .................................. 11
        Section 4.7.  Counterparts .......................................... 11
        Section 4.8.  Governing Law; Dispute Resolution ..................... 11
        Section 4.9.  Construction .......................................... 12
        Section 4.10. Severability .......................................... 12


                                      (i)
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                                SUPPLY AGREEMENT


            SUPPLY AGREEMENT, dated as of February 27, 1998 (the "Agreement"), by and between General Felt Industries, Inc., a Delaware corporation ("GFI"), and Foamex L.P., a Delaware limited partnership ("Foamex").

            WHEREAS, GFI wishes to purchase from Foamex, and Foamex wishes to sell to GFI, finished prime, rubber and rebond carpet underlay ("Foamex Finished Products"), trim foam, and other raw materials and supplies for rubber and rebond carpet underlay ("Foamex Raw Materials", and together with the Foamex Finished Products, the "Foamex Products") for use in the carpet cushion business.

            WHEREAS, Foamex wishes to purchase from GFI, and GFI wishes to sell to Foamex, nonwoven textile fiber products ("GFI Finished Products"), trim foam, and other raw materials and supplies ("GFI Raw Materials", and together with the GFI Finished Products, the "GFI Products") for use in the flexible polyurethane and advanced polymer foam business.

            NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                        PRICE, DELIVERY AND TERMS OF SALE

            Section 1.1.    Purchase of Products.

            (a) GFI shall have the option of purchasing from Foamex, and Foamex shall sell, subject to the limitations set forth herein, to GFI upon its reasonable request, up to 100% of GFI's total annual requirements for Foamex Products at such time and in such amounts set forth in the prior written request of GFI.

            (b) Foamex shall have the option of purchasing from GFI, and GFI shall sell, subject to the limitations set forth herein, to Foamex upon its reasonable request, up to 100% of Foamex's total annual requirements for GFI Products at such time and in such amounts set forth in the prior written request of Foamex.

            Section 1.2.    Purchase Price; Terms of Sale.

            (a)   (i)   The purchase price per unit of Foamex Finished Products
      shall be the lesser of (i) Foamex's Cost for such unit plus four and seven-tenths percent (4.7%), or (ii) the Fair Market Value for such unit of Foamex Finished Products.

                  (ii) The purchase price per unit of Foamex Raw Materials shall be the lesser of (i) Foamex's Price for such unit, or (ii) the Fair Market Value for such unit of Foamex Raw Materials.

            (b)   (i)   The purchase price per unit of GFI Finished Products
      shall be the lesser of (i) GFI's Cost for such unit plus fifteen percent (15%), or (ii) the Fair Market Value for such unit of GFI Finished Products.

                  (ii) The purchase price per unit of GFI Raw Materials shall be the lesser of (i) GFI's Price for such unit, or (ii) the Fair Market Value for such unit of GFI Raw Materials.

            (c) For purposes of this Agreement, "Cost" means (A) when used with reference to the Foamex Finished Products, Foamex's variable cost associated with the production of the Foamex Finished Products, together with allocated overhead consistent with Foamex's historic practices, and
      (B) when used with reference to the GFI Finished Products, GFI's variable cost associated with the production of the GFI Finished Products, together with allocated overhead consistent with GFI's historic practices. Cost shall include, but not be limited to: (i) raw materials, (ii) labor, (iii) packaging, (iv) shipping, and (v) allocated portions of the following: (x) machinery and equipment, (y) occupancy, and (z) corporate overhead.

            (d) For purposes of this Agreement, "Price" means (A) when used with reference to the Foamex Raw Materials, Foamex's cost associated with the purchase of the Foamex Raw Materials, and (B) when used with reference to the GFI Raw Materials, GFI's cost associated with the purchase of the GFI Raw Materials. Price shall include, but not be limited to: (i) purchase price, (ii) freight, (iii) duty, (iv) taxes, (v) cash discounts and (vi) volume rebates.

            (e) For purposes of this Agreement, "Fair Market Value" means (A) when used with reference to the Foamex Products, the price which a company which is reasonably able to supply the Foamex Products on terms and conditions no less favorable to GFI than Foamex, is willing to sell the Foamex Products to GFI and (B) when used with reference to the GFI Products, the price which a company which is reasonably able to supply the GFI Products on terms and conditions no less favorable to Foamex than GFI, is willing to sell the GFI Products to Foamex.


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            Section 1.3.    Payment of Price; Remedies.

            (a) Except as otherwise expressly agreed to by GFI and Foamex: (i) the payment terms for all sales shall provide for payment in full being due within 30 days of the invoice date and (ii) all other terms of sale, including discounts and volume rebates, shall be similar to those provided by Foamex or GFI, as applicable, to a similarly situated third party (if any), not affiliated with Foamex or GFI, as applicable, purchasing a similar quantity and type of Foamex Products or GFI Products, as applicable.

            (b)   (i)   GFI shall pay all taxes and duties that are now or in
      the future may be imposed, increased or levied on Foamex in connection with the manufacture, sale or transportation of the Foamex Products (except income taxes). All amounts due under the terms of this Agreement shall be paid without regard to any right of set-off or other obligations due and owing between the parties, except for set-off of amounts currently due and owing under this Agreement. GFI shall pay all expenses that Foamex may incur in connection with the enforcement of its rights under the terms of this Agreement, including, but not limited to, expenses of collection (including reasonable attorney's fees).

                  (ii) Foamex shall pay all taxes and duties that are now or in the future may be imposed, increased or levied on GFI in connection with the manufacture, sale or transportation of the GFI Products (except income taxes). All amounts due under the terms of this Agreement shall be paid without regard to any right of set-off or other obligations due and owing between the parties, except for set-off of amounts currently due and owing under this Agreement. Foamex shall pay all expenses that GFI may incur in connection with the enforcement of its rights under the terms of this Agreement, including, but not limited to, expenses of collection (including reasonable attorney's fees).

            (c)   (i)   If (x) GFI fails to make timely payments hereunder, or
      (y) GFI has amounts due hereunder greater than $25 million and Foamex has reason to believe GFI will not be able to meet its financial obligations hereunder, then without prejudice to any other rights which Foamex may have, Foamex may (i) defer shipment of Foamex Products, (ii) in the case of clause (x), accelerate the due date on all amounts GFI owes to Foamex, or (iii) require cash payments or a letter of credit or comparable security for Foamex Products purchased.

                  (ii) If (x) Foamex fails to make timely payments hereunder, or (y) Foamex has amounts due hereunder greater


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      than $25 million and GFI has reason to believe Foamex will not be able to meet its financial obligations hereunder, then without prejudice to any other rights which GFI may have, GFI may (i) defer shipment of GFI Products, (ii) in the case of clause (x), accelerate the due date on all amounts Foamex owes to GFI, or (iii) require cash payments or a letter of credit or comparable security for GFI Products purchased.

            Section 1.4.    Title; Risk of Loss.

            (a) Title to, and risk of loss of, the Foamex Products shall pass to GFI upon acceptance of the Foamex Products by GFI. As used in this paragraph, "acceptance" shall mean the earlier of (i) payment for the Foamex Products, or (ii) delivery of the Foamex Products as specified in the terms of sale of Foamex.

            (b) Title to, and risk of loss of, the GFI Products shall pass to Foamex upon acceptance of the GFI Products by Foamex. As used in this paragraph, "acceptance" shall mean the earlier of (i) payment for the GFI Products, or (ii) delivery of the GFI Products as specified in the terms of sale of GFI.

            Section 1.5.    Title and Quality of Goods.

            (a) Foamex shall deliver to GFI good title to the Foamex Products purchased hereunder, subject to no encumbrance, imperfection of title, security interest or lien. The Foamex Products purchased hereunder shall be "merchantable" as such term is defined in Section 2-314(2) of the Uniform Commercial Code, and shall contain such additional warranties as the parties may expressly agree in writing. The foregoing are the sole warranties respecting the Foamex Products and are made expressly in lieu of and exclude any other express or implied warranty of merchantability and fitness for a particular purpose and all other express or implied representations and warranties.

            (b) GFI shall deliver to Foamex good title to the GFI Products purchased hereunder, subject to no encumbrance, imperfection of title, security interest or lien. The GFI Products purchased hereunder shall be "merchantable" as such term is defined in Section 2-314(2) of the Uniform Commercial Code, and shall contain such additional warranties as the parties may expressly agree in writing. The foregoing are the sole warranties respecting the GFI Products and are made expressly in lieu of and exclude any other express or implied warranty of merchantability and fitness for a particular purpose and all other express or implied representations and warranties.


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            Section 1.6.    Use of Products.

            (a) GFI shall have sole and exclusive responsibility for the safe use, selection, handling and disposal of the Foamex Products. GFI shall:
      (a) comply with any product information provided by Foamex at any time, and (b) follow safe handling, use, selling, storage, transportation, and disposal practices and instruct its employees, contractors, agents and customers in these practices.

            (b) Foamex shall have sole and exclusive responsibility for the safe use, selection, handling and disposal of the GFI Products. Foamex shall: (a) comply with any product information provided by GFI at any time, and (b) follow safe handling, use, selling, storage, transportation, and disposal practices and instruct its employees, contractors, agents and customers in these practices.

            Section 1.7.    Certain Third Party Claims.

            (a) Regardless of any investigation at any time made by or on behalf of Foamex or of any knowledge or information that Foamex may have, GFI indemnifies and agrees to fully defend, save and hold Foamex and any of its affiliates, other than GFI and its subsidiaries, harmless if Foamex or any of its affiliates, other than GFI and its subsidiaries, shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees), claim or cause of action (collectively, "Damages") arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, the use by GFI of the Foamex Products or the inclusion of the Foamex Products in any goods or other items sold, manufactured, or produced by GFI, other than any Damages arising out of any defect in any Foamex Product or the gross negligence or wilful misconduct of Foamex.

            (b) Regardless of any investigation at any time made by or on behalf of GFI or of any knowledge or information that GFI may have, Foamex indemnifies and agrees to fully defend, save and hold GFI and any of its affiliates other than Foamex and its subsidiaries, harmless if GFI or any of its affiliates other than Foamex and its subsidiaries shall at any time or from time to time suffer any Damages arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, the use by Foamex of the GFI Products or the inclusion of the GFI Products in any goods or other items sold, manufactured, or produced by GFI, other than any Damages arising out of any defect in any GFI Product or the gross negligence or wilful misconduct of GFI.

            Section 1.8. Force Majeure. Each party to this Agreement shall be excused, and no liability shall result, from


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delay or nonperformance under the terms of this Agreement directly or indirectly caused by circumstances beyond the control of the party affected (other than financial incapacity), including, but not limited to, acts of God, fire, explosion, flood, war, whether declared or not, insurrection or civil disorder, acts of, or authorized by, any Government, accident, labor trouble or shortage, or inability to obtain material, equipment or transportation.

            Section 1.9. Certain Services. The parties hereto agree that if either party provides the other party with services which are not covered pursuant to Section 1.1 hereof or a separate agreement, including pursuant to an administrative services agreement, such services shall be provided at a price equal to the fair market value of such services.

                                   ARTICLE II.

                                      TERM

            Section 2.1. Term. The initial term of this Agreement shall be until December 31, 2004 (the "Term") and shall thereafter continue from year to year unless either (i) written notice of termination is given by Foamex or GFI, as the case may be, not less than thirty (30) days nor more than sixty (60) days prior to the end of such year, or (ii) terminated earlier in accordance with
Section 2.4.

            Section 2.2. Events of Default. Each of the following with respect to a party to this Agreement shall constitute an "Event of Default" with respect to such party:

            (a) a material breach of a representation or warranty by such party or the failure by such party to fulfill its material obligations under the terms of this Agreement;

            (b)   the failure to pay any amounts due under this Agreement;

            (c) upon the entry of any decree or order for relief in respect of such party hereto under any bankruptcy, reorganization, compromise, arrangement, insolvency, adjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect, of any jurisdiction; and

            (d) with respect to Foamex the occurrence of an "Event of Default" under the credit agreement, dated as of February 27, 1998, (as such agreement may be amended from time to time, the "Foamex Credit Agreement") among Foamex, certain of its affiliates, the financial institutions party thereto as "Lenders" and Citicorp USA, Inc. and The Bank of Nova Scotia as administrative agents.


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            Section 2.3.    Notice of Event of Default; Lenders' Right to Cure.

            (a) Upon the occurrence of an Event of Default specified in clauses (a), (b) or (d) of Section 2.2, the party asserting the Event of Default shall give notice of such Event of Default to the party with respect to which such Event of Default has occurred.

            (b)   In addition,

                  (i) if the party with respect to which such Event of Default has occurred is Foamex, notice shall also be given to the "Collateral Agent" on behalf of the Lenders under the Foamex Credit Agreement (the "Foamex Lenders") if such agreement is outstanding; and

                  (ii) if the party with respect to which such Event of Default has occurred is GFI or its successors, notice shall also be given to
            (x) the "Collateral Agent" on behalf of the Lenders under the TFLLC Credit Agreement (as such term is defined in Section 4.3) as the holder of the "New GFI Note" (as such term is defined in the TFLLC Credit Agreement) if such agreement is outstanding, and (y) the "Collateral Agent" on behalf of the Lenders under the New GFI Credit Agreement (as such term is defined in Section 4.3) if such agreement is outstanding (collectively, the "New GFI Lenders").

            Section 2.4. Termination. Notwithstanding Section 2.1, this Agreement may be terminated prior to the expiration of the Term by GFI on the one hand, or by Foamex on the other hand (the "Terminating Party"):

            (a)   upon the occurrence of an Event of Default described in
      Section 2.2(c) with respect to the other party (the "Defaulting Party");

            (b)   upon the occurrence of an Event of Default described in
      Section 2.2(a) with respect to the Defaulting Party, if such Event of Default shall be continuing sixty (60) days after the later of notice pursuant to Section 2.3(a) or (b); provided, however, that Foamex may not terminate this Agreement pursuant to this clause (b) so long as the New GFI Note or the New GFI Credit Agreement is outstanding;

            (c) in the case of an Event of Default described in Section 2.2(b), seven Business Days after the later of (i) notice of default under
      Section 2.3(a), and (ii) if required, notice of default under Section 2.3(b), if such default has not been cured either by Foamex or the Foamex


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      Lenders in the case of a Foamex Event of Default or by GFI or the GFI
      Lender in the case of a GFI Event of Default; and

            (d) with respect to Foamex, the acceleration of amounts due under the Foamex Credit Agreement.

            Section 2.5. Effects of Termination. Upon termination of this Agreement, this Agreement (other than Sections 1.6, 1.7, 2.5 and 4.8, which shall survive termination and continue in full force and effect) shall thereafter become void and have no effect, and no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement except for payments due or accrued on or prior to the date of termination.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

            Section 3.1. Mutual Representations and Warranties. Foamex represents and warrants to GFI and GFI represents and warrants to Foamex as follows:

            (a) It has all requisite power and authority to execute, deliver and perform this Agreement, and the execution of this Agreement has been duly authorized and all necessary action has been taken by it in connection therewith.

            (b) This Agreement is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms and conditions, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

            (c) It is not under any obligation to any party, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

                                   ARTICLE IV.

                            MISCELLANEOUS PROVISIONS

            Section 4.1. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the


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recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (c) one (1) business day after the date sent to the recipient by reputable express courier service (charges prepaid) or (d) seven (7) business days after the date mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the parties at the addresses indicated below:


      (a)    If to GFI:                   General Felt Industries, Inc.
                                          1000 Columbia Avenue
                                          Linwood, PA 19061
                                          Attention:  George L. Karpinski
                                          Facsimile No. (610) 859-3032

             With a copy                  Willkie Farr & Gallagher
             (which shall                 153 E. 53rd Street
             not constitute               New York, NY 10022
             notice) to:                  Attention: Jack H. Nusbaum
                                          Facsimile No. (212) 821-8111

      (b)    If to Foamex:                Foamex L.P.
                                          1000 Columbia Avenue
                                          Linwood, PA 19061
                                          Attention:  George L. Karpinski
                                          Facsimile No. (610) 859-3032

             With a copy                  Willkie Farr & Gallagher
             (which shall                 153 E. 53rd Street
             not constitute               New York, NY 10022
             notice) to:                  Attention: Jack H. Nusbaum
                                          Facsimile No. (212) 821-8111

      (c) If to the GFI Lenders:
                                          Citicorp USA, Inc.
                                          399 Park Avenue
                                          New York, NY  10043
                                          Attention:  Timothy L. Freeman
                                          Facsimile No. (212) 793-1290

      (d) If to the Foamex Lenders:
                                          Citicorp USA, Inc.
                                          399 Park Avenue
                                          New York, NY  10043
                                          Attention:  Timothy L. Freeman
                                          Facsimile No. (212) 793-1290

or to such other address as any party hereto may, from time to time, designate in writing.


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            Section 4.2.    Amendments. The terms, provisions, and conditions of
this Agreement may not be changed, modified, or amended in any manner except by an instrument in writing duly executed by all of the parties hereto.

            Section 4.3.    Parties in Interest; Third-Party Beneficiaries.

            (a) Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be transferred or assigned by a party hereto, except (i) as provided in (b) and (c) below, (ii) with the written consent of the other party hereto, or (iii) by either party to an affiliate or a successor to all or substantially all of such party's business, including by General Felt Industries, Inc. to Foamex Carpet Cushion, Inc. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

            (b) Notwithstanding the foregoing paragraph, GFI acknowledges that Foamex has entered into the Foamex Credit Agreement and consents to Foamex granting a security interest to the Collateral Agent (as defined in the Foamex Credit Agreement) in Foamex's rights under this Agreement.

            (c) Notwithstanding the foregoing paragraph, Foamex acknowledges that the proposed successor to GFI, Foamex Carpet Cushion, Inc. will enter into two issues of indebtedness, each secured by a collateral assignment of this Agreement: (i) the Credit Agreement (as such agreement may be amended from time to time, the "New GFI Credit Agreement") among Foamex Carpet Cushion, Inc., the financial institutions party thereto as "Lenders" and Citicorp USA, Inc. and The Bank of Nova Scotia as administrative agents, and (ii) a $70.2 million promissory note (the "New GFI Note") in favor of Trace Foam LLC ("TFLLC"), which will in turn be collaterally assigned to secure the term loan facility (as such agreement may be amended from time to time, the "TFLLC Credit Agreement") among TFLLC the financial institutions party thereto as "Lenders" and Citicorp USA, Inc. and The Bank of Nova Scotia as administrative agents. Foamex hereby consents to such pledge and assignments.

            (d) This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto, the Collateral Agents under the Foamex Credit Agreement and the New GFI Credit Agreement, and the holder of the New GFI Note, respectively, as provided in paragraphs
      (b) and (c) above and their respective permitted successors and assigns.


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            Section 4.4.    Expenses. Except as expressly set forth herein, each
party to this Agreement shall bear all of its legal, accounting, and other expenses incurred by it or on its behalf in connection with this Agreement.

            Section 4.5. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings between them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein.

            Section 4.6. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            Section 4.7. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

            Section 4.8.    Governing Law; Dispute Resolution.

            (a) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof.

            (b) The parties shall initially attempt to resolve by direct negotiation any dispute, controversy or claim arising out of or relating to this Agreement or its breach, interpretation, termination or validity (each, a "Dispute").

            (c) If the parties are not able to settle the Dispute by direct negotiations within thirty (30) days after written notice by one party to the other of the Dispute, either party may initiate an arbitration to resolve the Dispute; the parties hereto agree that arbitration pursuant to this Section shall be the sole means of resolving Disputes, and that neither party shall commence any proceeding in any court or tribunal with respect to a Dispute. All such Disputes shall be arbitrated in New York, New York pursuant to the Rules of the American Arbitration Association. The arbitrators shall be selected in accordance with the rules of the American Arbitration Association, and shall be certified public accountants, attorneys or other persons, in

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      each case, who are experienced in the buying and selling of goods.

            (d) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines, which would otherwise be applicable in any action brought by a party shall be applicable in any arbitration proceeding and the commencement of an arbitration proceeding shall be deemed the commencement of an action for those purposes. The Federal Arbitration Act shall apply to the construction, interpretation and enforcement of this arbitration provision.

            (e) No party shall be liable to pay consequential, punitive, exemplary or incidental damages to any other party for any claims related to or arising out of the performance or nonperformance of this Agreement. Except as set forth in Section 1.7, Foamex's total liability for such claims as seller of the Foamex Products is limited, at GFI's option, to either (i) replacement or (ii) repayment of the purchase price paid for the Foamex Products which are the subject of the claim. Except as set forth in Section 1.7, GFI's total liability for such claims as seller of the GFI Products is limited, at Foamex's option, to either (x) replacement or (y) repayment of the purchase price paid for the GFI Products which are the subject of the claim.

            Section 4.9. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

            Section 4.10. Severability. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed all as of the date first set forth above.





                                   GENERAL FELT INDUSTRIES, INC.



                                   By:  /s/ George Karpinski
                                      ---------------------------------
                                        Name:  George L. Karpinski
                                        Title: Vice President



                                   FOAMEX L.P.

                                   By:  FMXI, Inc.
                                   Its: Managing General Partner



                                   By:   /s/ George Karpinski
                                      ---------------------------------
                                        Name:  George L. Karpinski
+                                       Title: Vice President



            The undersigned hereby assumes the obligations of General Felt Industries, Inc. under this Supply Agreement.



                                   FOAMEX CARPET CUSHION, INC.



                                   By:  /s/ George Karpinski
                                      ---------------------------------
                                        Name:  George L. Karpinski
                                        Title: Vice President